Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 15, 2008, amends and supplements that certain Credit Agreement dated as of November 6, 2007, as amended to date (as so amended and as the same may be further amended, restated or supplemented from time to time, the “Credit Agreement”), by and between ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”), and MAGNETEK, INC., a Delaware corporation (the “Company”).

RECITAL

The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.

AGREEMENTS

In consideration of the Recital and the promises and agreements set forth in the Credit Agreement, as amended hereby, the parties agree as follows:

1.             Definitions and References.  Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement.  All references to the Credit Agreement contained in the Collateral Documents and the other Loan Documents shall, upon the execution of this Amendment, mean the Credit Agreement as amended by this Amendment.

2.             Amendments to Credit Agreement.

(a)           The defined term “Maturity Date” in section 1 of the Credit Agreement is amended by deleting the date “November 1, 2009” contained therein and inserting the date “November 1, 2010” in its place.

(b)           Section 5.2 of the Credit Agreement is amended by deleting the amount “250,000” contained therein and inserting the amount “$500,000” in its place.

(c)           Clause (ii) of subsection (a) of section 6.6 of the Credit Agreement is amended by deleting the amount “$500,000” contained therein and inserting the amount “$1,000,000” in its place.

(d)           Section 6.10 of the Credit Agreement is amended in its entirety to read as follows:

6.10         Operating Profit.  Permit the Operating Profits of the Company and its Consolidated Subsidiaries calculated for the four (4) fiscal quarter period ending on the date of determination to be less than the following amounts as of the last day of the following fiscal quarters:

Fiscal Quarter	Amount

Fiscal quarter ending December 31, 2008	$3,250,000
Fiscal quarter ending June 30, 2009	$3,500,000
Fiscal quarter ending December 31, 2009	$3,500,000
Fiscal quarter ending June 30, 2010	$3,750,000

(e)           Section 6.11 of the Credit Agreement is amended in its entirety to read as follow:

6.11         Capital Expenditures.  Make or commit to make, directly or indirectly, any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Company and its Consolidated Subsidiaries would exceed (a) $2,000,000 for the fiscal year ending June 30, 2009 and (b) $2,500,000 for the fiscal year ending June 30, 2010.

3.             Closing Conditions.  This Amendment shall become effective upon the execution and delivery by the parties of this Amendment and receipt by the Bank of:

(a)           a certificate of good standing of the Company issued by the Delaware Secretary of State, dated within ten (10) days of the date hereof;

(b)           a $500.00 amendment fee which shall be fully earned and non-refundable on the date hereof; and

(c)           such other forms, certificates, agreements, documents and instruments that the Bank reasonably requests.

4.             No Waiver.   The Company agrees that nothing contained herein shall be construed by the Company as a waiver by the Bank of the Company’s compliance with each representation, warranty and/or covenant contained in the Credit Agreement, the Collateral Documents and the other Loan Documents and that no waiver of any provision of the Credit Agreement, the Collateral Documents or the other Loan Documents by the Bank has occurred.  The Company further agrees that nothing contained herein shall impair the right of the Bank to require strict performance by the Company of the Credit Agreement.

5.             Representations and Warranties.  The Company represents and warrants to the Bank that:

(a)           The execution and delivery of this Amendment is within its corporate power, has been duly authorized by proper corporate action on the part of the Company, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and does not require the approval or consent of the members of the Company, any governmental body, agency or authority or any other person or entity, except for those approvals and consents which have already been obtained and are in full force and effect; and

(b)           The representations and warranties of the Company contained in the Loan Documents are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties relate to an earlier date in which case they are true and correct in all material respects as of such earlier date).

6.             Miscellaneous.

(a)           Expenses and Fees.  The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and all forms, certificates, agreements, documents and instruments hereto or otherwise contemplated hereby, including the reasonable fees and expenses of the Bank’s counsel.

(b)           Amendments and Waivers.  This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, and any change or amendment hereto or any waiver hereunder must be in a writing which is identified as an amendment or waiver of this Amendment and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c)           Headings.  The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(d)           Affirmation.  Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms.

(e)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart by facsimile or by e-mail of a portable document file (PDF) shall be as effective as delivery of an original counterpart hereof.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

MAGNETEK, INC.

By:	/s/ Marty J. Schwenner
Marty J. Schwenner, Vice President and
Chief Financial Officer

BANK:

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory A. Larson
Gregory A. Larson, Senior Vice President

Signature Page to Amendment